                                                                     Exhibit 3.1

                     A M E N D E D  A N D  R E S T A T E D

                                 B Y E - L A W S

                                       OF

                        ASPEN INSURANCE HOLDINGS LIMITED

                                        i

                                    I N D E X



BYE-LAW     SUBJECT                                           PAGE
---------   -----------------------------------------------   ------

1           Interpretation                                    1
2           Registered Office                                 5
3           Share Capital                                     5
4-7         Alteration of Capital                             7
8-12        Shares                                            8
13-14       Modification of Rights                            9
15-18       Certificates                                      9
19-20       Register of Shareholders                          10
21          Register of Directors and Officers                10
22-26       Transfer of Shares                                10
27-30       Transmission of Shares                            11
31-33       General Meetings and Written Resolutions          12
34-38       Notice of General Meetings                        12
39-46       Proceedings at General Meetings                   13
47          U.S. Periodic Reporting                           14
48-62       Voting                                            14
63-66       Adjustment of Voting Power                        16
67          Other Adjustments of Voting Power                 17
68          Notification of Voting Power                      18
69-75       Requirement to Provide Information and Notice     18
76          Purchase of Shares                                19
77-83       Proxies and Corporate Representatives             20
84-85       Certain Subsidiaries                              21
86-87       Election of Directors                             21
88          Observers' Rights                                 22
89-90       Removal of Directors                              22
91-92       Vacancies on the Board                            22
93-97       Alternate Directors                               23
98          Remuneration of Directors                         24
99          Directors' Interests                              24
100-104     Powers and Duties of the Board                    24
105-107     Delegation of the Board's Powers                  25
108-118     Proceedings of the Board                          25
119         Officers                                          27
120         Minutes                                           27
121-122     Secretary and Resident Representative             27
123-125     The Seal                                          27
126-132     Dividends and Other Payments                      28
133         Reserves                                          29
134-135     Capitalisation of Profits                         29
136-137     Record Dates                                      29
138-140     Accounting Records                                30
141         Audit                                             31
142-143     Service of Notices and Other Documents            31
144         Winding Up                                        31
145-154     Indemnity and Insurance                           31
155         Alteration of Bye-Laws                            33


                                       ii

            A M E N D E D  A N D  R E S T A T E D  B Y E - L A W S

                                       OF

                        ASPEN INSURANCE HOLDINGS LIMITED

                                 INTERPRETATION

1. 1.1   In these Bye-Laws, unless the context otherwise requires:

         1.1.1    "AFFILIATE" means, in relation to any undertaking, any other undertaking that controls, is controlled by or is under common control with such first undertaking. For the purpose of this definition, the term "control" means the power to direct the management and policies of an undertaking, directly or
                  indirectly, whether through the ownership of voting
                  securities, by contract or otherwise; and, except when used in the term "Controlled Shares" as defined in BYE-LAW 66 below, the terms "controlled" and "controlling" have meanings
                  correlative to the foregoing;

         1.1.2    "BERMUDA" means the Islands of Bermuda;

         1.1.3    "BOARD" means the Board of Directors of the Company or the
                  Directors present at a meeting of Directors at which there is a quorum;

         1.1.4    "BUSINESS DAY" means a day (excluding Saturdays and Sundays)
                  on which banks generally are open in New York, London and
                  Bermuda for the transaction of normal banking business;

         1.1.5    "CAUSE" means willful misconduct, fraud, gross negligence, embezzlement or any criminal conduct;

         1.1.6    "CODE" means the Internal Revenue Code of 1986, as amended, of the United States of America;

         1.1.7    "COMPANIES ACT" means the Companies Act 1981 of Bermuda as amended from time to time and any legislation enacted to
                  supersede the same and every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

         1.1.8    "COMPANY" means the company incorporated in Bermuda under the name of Exali Reinsurance Holdings Limited on 22 May 2002
                  which subsequently changed its name to Aspen Insurance
                  Holdings Limited on 22 November 2002, and as such name may be changed from time to time in accordance with Bermuda law;

         1.1.9    "DIRECTOR" means such person or persons as shall be elected to the Board from time to time pursuant to BYE-LAWS 86 AND 87 or appointed to the Board from time to time pursuant to BYE-LAW
                  91;

         1.1.10   "INDEMNIFIED PERSON" means any Director, Officer, Resident
                  Representative, member of a committee duly constituted under
                  BYE-LAW 107 and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

         1.1.11   "INVESTMENT DATE" means June 21, 2002;

         1.1.12   "LISTING" means (i) the first admission of Ordinary Shares or any shares for which the Ordinary Shares have been exchanged or into which the Ordinary Shares have been converted or any shares in a company of which the Company is a subsidiary on the London Stock Exchange, (ii) the sale and issuance of
                  Ordinary Shares pursuant to the first registered public
                  offering under the United States securities laws or (iii) any amalgamation, scheme of arrangement,

                                        1

                  consolidation or other business combination transaction as a result of which the Shareholders receive as consideration
                  equity securities of a class or series that is listed on the
                  London Stock Exchange or publicly traded on a securities
                  exchange in the United States;

         1.1.13   "LLOYD'S" means The Society and Corporation of Lloyd's
                  incorporated by the Lloyd's Acts 1871-1982 or, as the context may require, the Council of Lloyd's and any person or delegate acting under its authority;

         1.1.14   "MONTPELIER RE" means Montpelier Reinsurance Ltd;

         1.1.15   "NAMES" means the underwriting members of Lloyd's
                  participating in Syndicate 2020 for the 2002 year of account
                  (or in respect of those individual who have died, part of the
                  2002 year of account),other than the Wellington Corporate
                  Members;

         1.1.16   "NAMES TRUST" means the trust established under Declaration of
                  Trust, as may be amended from time to time, between the Names'
                  Trustee and WUSL for the benefit of the Names;

         1.1.17   "NAMES' TRUSTEE" means The Names' Trustees Limited solely as trustee of the Names Trust, including any successor to The
                  Names' Trustees Limited as Trustee of the Names Trust;

         1.1.18   "NON-VOTING ORDINARY SHARES" means the Ordinary Shares in the capital of the Company having, inter alia, the rights and
                  restrictions as set out in BYE-LAW 3.3;

         1.1.19   "OFFICER" means a person appointed by the Board pursuant to
                  BYE-LAW 119 and shall not include an auditor of the Company;

         1.1.20   "ORDINARY SHARES" means ordinary shares in the capital of the
                  Company having the rights and restrictions contained in these
                  Bye-Laws;

         1.1.21   "PAID UP" means paid up or credited as paid up;

         1.1.22   "PHOENIX" means Phoenix Equity Partners IV "A" L.P., Phoenix
                  Equity Partners IV "B" L.P., Phoenix Equity Partners IV "C"
                  L.P., Phoenix Equity Partners IV Co-Investment Plan and
                  Phoenix Equity Partners III and IV Executive Investment Plan
                  L.P., acting by their manager (and in respect of the
                  Co-Investment Plan, its administrator), Phoenix Equity
                  Partners Limited and Donaldson Lufkin & Jenrette Securities
                  Corporation.

         1.1.23   "PREFERENCE SHARES" means preference shares in the capital of the Company, which shall have the rights, terms, restrictions and preferences set out in or determined in accordance with these Bye-Laws;

         1.1.24   "REGISTER" means the Register of Shareholders of the Company;

         1.1.25   "REGISTERED OFFICE" means the registered office for the time being of the Company;

         1.1.26   "RESIDENT REPRESENTATIVE" means (if any) the individual (or, if permitted in accordance with the Companies Act, a company)
                  appointed to perform the duties of resident representative set out in the Companies Act and includes any assistant or deputy
                  Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

         1.1.27   "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of
                  Shareholders, adopted either in general meeting or by written resolution, in accordance with the provisions of these
                  Bye-Laws;

         1.1.28   "SALE" means the transfer (whether through a single
                  transaction or a series of

                                        2

                  transactions) of 50% or more of the Ordinary Shares in issue taken together to a person and its Affiliates or to a group of persons acting together;

         1.1.29   "SEAL" means the common seal of the Company and includes any authorised duplicate thereof;

         1.1.30   "SECRETARY" includes a temporary or assistant or deputy
                  Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

         1.1.31   "SHARE" means share in the capital of the Company and includes a fraction of a share;

         1.1.32   "SHAREHOLDER" means a shareholder or member of the Company;

         1.1.33   "SYNDICATE 2020" means Syndicate 2020 at Lloyd's as managed by
                  Wellington Underwriting Agencies Limited on 21 June 2002;

         1.1.34   "THE BYE-LAWS" means these Bye-Laws in their present form or as from time to time amended;

         1.1.35   "3I" means 3i Group plc;

         1.1.36   "TRANSFER" means, in relation to any share, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge,
                  hypothecate or otherwise transfer such share or any beneficial interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a
                  noun, a direct or indirect sale, assignment, disposition,
                  exchange, pledge, hypothecation or other transfer of such
                  share or any beneficial interest therein or any agreement or commitment to do any of the foregoing;

         1.1.37   "UNDERTAKING" means a company or partnership or an
                  unincorporated association situated in any jurisdiction and, in relation to an undertaking which is not a company,
                  expressions in these Bye-Laws appropriate to companies shall be construed as references to the corresponding persons,
                  officers, documents or organs (as the case may be) appropriate to undertakings of that description;

         1.1.38   "WELLINGTON CORPORATE MEMBERS" means Premium Alpha Limited,
                  Premium Beta Limited, Premium Gamma Limited, Premium Delta
                  Limited, Premium Epsilon Limited, Premium Eta Limited, Premium
                  Zeta Limited, Wellington One Limited, Wellington Two Limited,
                  Wellington Three Limited, Wellington Four Limited and
                  Wellington Five Limited;

         1.1.39   "WELLINGTON ENTITY" means Wellington Underwriting plc, its subsidiaries or the Names' Trustee solely as trustee of the
                  Names Trust;

         1.1.40   "WELLINGTON OPTION" means the collective reference to the
                  Option Instrument dated 21 June 2002, as may be amended from time to time, issued by the Company creating options to
                  subscribe for Non-Voting Ordinary Shares and the Option
                  Certificates issued thereunder of even date in favor of WU plc
                  (in respect of 3,781,120 Non-Voting Ordinary Shares of the
                  Company) and in favor of the Names' Trustee (in respect of
                  3,006,760 Non-Voting Ordinary Shares of the Company);

         1.1.41   "WUSL" means Wellington Underwriting Services Limited, a
                  company incorporated in England and Wales (registered no.
                  01949097) whose registered office is 88 Leadenhall Street,
                  London, EC3A 3BA.

   1.2   For the purposes of these Bye-Laws:

         1.2.1    a corporation shall be deemed to be present in person if its representative duly authorised pursuant to the Companies Act is present;

         1.2.2    words importing only the singular number include the plural number and vice versa;

                                        3

         1.2.3    words importing only the masculine gender include the feminine and neuter genders respectively;

         1.2.4    words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

         1.2.5    a reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

         1.2.6    any words or expressions defined in the Companies Act in force at the date when these Bye-Laws or any part thereof are
                  adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be);

         1.2.7    a company is a "SUBSIDIARY" of another company, its "HOLDING
                  COMPANY", if such other company owns either directly or
                  indirectly through its subsidiaries shares of stock or other ownership interests having a majority of the voting power in electing the board of directors thereof or other persons
                  performing a similar function; and

         1.2.8    a "MEMBER OF THE SAME GROUP" as a body corporate means a
                  subsidiary or holding company of the body corporate or a
                  subsidiary of a holding company of the body corporate.

   1.3   A reference to anything being done by electronic means includes it being done by any electronic or other communications equipment or facilities and reference to any communication being delivered or received, or being delivered or received at a particular place, includes the transmission of an electronic or similar communication, and to a recipient identified in such manner or by such means as the
         Board may from time to time approve or prescribe, either generally or for a particular purpose.

   1.4   A reference to a signature or to anything being signed or executed includes such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose.

   1.5   A reference to any statute or statutory provision (whether in Bermuda or elsewhere) includes a reference to any modification or re-enactment of it and to every rule, regulation or order made under it (or under any such modification or re-enactment) and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order.

   1.6   In these Bye-Laws:

         1.6.1    powers of delegation shall not be restrictively construed but the widest lawful interpretation shall be given thereto;

         1.6.2    the term "Board" in the context of the exercise of any power contained in these Bye-Laws includes any committee consisting of one or more Directors, any Director holding an executive office and any manager or agent of the Company to which or, as the case may be, to whom the power in question has been
                  delegated;

         1.6.3    no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and

         1.6.4    except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-Laws or under another delegation of the powers by the Board.

                                        4

                                REGISTERED OFFICE

2. The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

                              SHARE CAPITAL

3. 3.1   DIVISION OF SHARE CAPITAL

         Subject to any special rights previously conferred on the holders of any existing shares or class of shares, the share capital of the
         Company shall be divided into shares of three classes, being
         969,629,030 Ordinary Shares, 6,787,880 Non-Voting Ordinary Shares and
         100,000,000 Preference Shares, as adjusted in the event of any share split, stock dividend, subdivision, combination, reclassification or other similar transaction, and as such share capital may be changed from time to time in accordance with Bermuda law.

   3.2   ORDINARY SHARES

         The Ordinary Shares shall, subject to the other provisions in the
         Bye-Laws, entitle the holders thereof to the following rights:

         3.2.1 as regards dividend:

         (subject to the provisions of the Companies Act) after making all necessary provisions, where relevant, for payment of any preferred dividend in respect of any Preference Shares then in issue, the Company shall apply any profits or reserves which the Board resolves to distribute in paying such profits or reserves to the holders of the
         Ordinary Shares in respect of their holding of such shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

         3.2.2 as regards capital:

         on a return of assets on liquidation, reduction of capital or otherwise, the holders of the Ordinary Shares shall be entitled to be paid the surplus assets of the Company remaining after payment of its liabilities (subject to the rights of the holders of any Preference
         Shares then in issue having preferred rights on the return of capital)
         in respect of their holdings of Ordinary Shares pari passu and pro rata to the number of Ordinary Shares held by each of them;

         3.2.3 as regards voting in general meetings:

         the holders of Ordinary Shares shall be entitled to receive notice of, and to attend and vote at, general meetings of the Company; every holder of Ordinary Shares present in person or by proxy shall on a poll have one vote for each Ordinary Share held by him (subject to modification to take into account the provisions of BYE-LAWS 63-67).

   3.3   NON-VOTING ORDINARY SHARES

         3.3.1    Save as provided in this BYE-LAW 3.3, the Non-Voting Ordinary
                  Shares shall rank pari passu with the Ordinary Shares and
                  shall have the same rights and restrictions as the Ordinary
                  Shares (and for such purpose, references to Ordinary Shares in these Bye-Laws shall be deemed to include Non-Voting Ordinary
                  Shares except to the extent that such inclusion would conflict with the provisions of this BYE-LAW 3.3 or except as otherwise expressly provided in these Bye-Laws).

         3.3.2    The Non-Voting Ordinary Shares shall not carry any voting
                  rights.

         3.3.3    The Non-Voting Ordinary Shares shall, in all circumstances, be treated by the Company as having the same value as the
                  Ordinary Shares carrying rights to vote.

                                        5

         3.3.4    No resolution which may affect the rights conferred on
                  Non-Voting Ordinary Shares pursuant to this BYE-LAW 3.3 shall be passed without the prior written consent of all the holders of Non-Voting Ordinary Shares.

         3.3.5    On the first to occur of a Sale or Listing, each Non-Voting
                  Ordinary Share in issue shall automatically convert into one
                  Ordinary Share carrying rights to vote and each Non-Voting
                  Ordinary Share issued at any time following a Sale or Listing shall automatically convert, immediately on issue, into one
                  Ordinary Share carrying rights to vote. Following the
                  conversion, the holders of Non-Voting Ordinary Shares shall return their share certificates to the Company and, upon
                  receipt of each such certificate, the Company shall issue a replacement certificate representing the same number of
                  Ordinary Shares carrying rights to vote to each of the
                  relevant Shareholders.

   3.4   PREFERENCE SHARES

         3.4.1    The Board is authorized, subject to BYE-LAW 3.4.3 and any
                  limitations prescribed by applicable law, to issue Preference
                  Shares in one or more series, and to fix the rights,
                  preferences, privileges and restrictions thereof, including but not limited to dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund
                  provisions), redemption prices and liquidation preferences, and the number of shares constituting and the designation of any such series, without further vote or action by the
                  Shareholders.

         3.4.2    The authority of the Board with respect to each series of
                  Preference Shares shall include, but not be limited to,
                  determination of the following:

                  3.4.2.1  the distinctive designation of such series and the number of Preference Shares constituting such series,
                           which number (except as otherwise provided by the
                           Board in the resolution establishing such series) may
                           be increased or decreased (but not below the number
                           of shares of such series then outstanding) from time
                           to time by like action of the Board;

                  3.4.2.2  the rights in respect of dividends, if any, of such series of Preference Shares, the extent of the
                           preference or relation, if any, of such dividends to
                           the dividends payable on any other class or classes
                           or any other series of the same or other class or
                           classes of shares of the Company, and whether such
                           dividends shall be cumulative or non-cumulative;

                  3.4.2.3  the voting powers, if any, of the holders of such series of Preference Shares generally or with respect
                           to any particular matter, which may be less than,
                           equal to or greater than one vote per share, and
                           which may, without limiting the generality of the
                           foregoing, include the right, voting as a series by
                           itself or together with the holders of any other
                           series of Preference Shares or all series of
                           Preference Shares as a class, or together with the
                           holders of any other class of the capital stock of
                           the Company to elect one or more directors of the
                           Company (which, without limiting the generality of
                           the foregoing, may include a specified number or
                           portion of the then-existing number of authorized
                           directorships of the Company or a specified number or
                           portion of directorships in addition to the
                           then-existing number of authorized directorships of
                           the Company), generally or under such specific
                           circumstances and on such conditions, as shall be
                           provided in the resolution or resolutions of the
                           Board adopted pursuant hereto;

                  3.4.2.4  whether such series of Preference Shares may be
                           redeemed and, if so, the terms and conditions on
                           which they may be redeemed (including, without
                           limitation, the dates upon or after which they may be
                           redeemed, which price or prices may be different in
                           different circumstances or at different redemption
                           dates), and whether they may be redeemed at the
                           option of the Company, at the option of the holder,
                           or at the option of both the Company and the holder;

                                        6

                  3.4.2.5  the right, if any, of the holders of such series of
                           Preference Shares to convert the same into, or
                           exchange the same for, shares of any other class or
                           classes or of any other series of the same or any
                           other class or classes of shares of the Company and
                           the terms and conditions of such conversion or
                           exchange, including, without limitation, whether or
                           not the number of shares of such other class or
                           series into which shares of such series may be
                           converted or exchanged shall be adjusted in the event
                           of any share split, stock dividend, subdivision,
                           combination, reclassification or other transaction or
                           series of transactions affecting the class or series
                           into which such series of Preference Shares may be
                           converted or exchanged;

                  3.4.2.6  the amounts, if any, payable upon such series of
                           Preference Shares in the event of voluntary
                           liquidation, dissolution or winding up of the Company
                           in preference of any other class or series of shares
                           or in the event of any merger or consolidation of or
                           sale of assets by the Company;

                  3.4.2.7  the terms of any sinking fund or redemption or
                           purchase account, if any, to be provided for shares
                           of such series of Preference Shares; and

                  3.4.2.8  any other relative rights, preferences, limitations and powers of such series of Preference Shares.

         3.4.3    Notwithstanding the provisions of BYE-LAW 3.4.2.3, the Board may issue Preference Shares having voting rights or powers together with the holders of any other class of the share
                  capital of the Company to elect one or more directors of the
                  Company (other than any mandatory voting rights or powers
                  under the Companies Act) only if such issuance is approved by a Resolution of the holders of Ordinary Shares (but not any other class of shares) then outstanding (taking into
                  consideration the provisions of BYE-LAWS 63-67).

                              ALTERATION OF CAPITAL

4. The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution (taking into consideration the provisions of BYE-LAWS 63-67) shall prescribe and in any manner permitted by the Companies Act.

5. Subject to the Companies Act, the Memorandum of Association of the Company
   and any confirmation or consent required by applicable law or these Bye-Laws, the Company may from time to time by Resolution (taking into consideration the provisions of BYE-LAWS 63-67) authorise the reduction of its issued share capital or any share premium account in any manner. In relation to any such reduction, the Company may by Resolution (taking into consideration the provisions of BYE-LAWS 63-67) determine the terms upon which such reduction is to be effected, provided, that such reduction shall apply to the entire class or series of shares to be affected.

6. The Company may from time to time by Resolution (taking into consideration the provisions of BYE-LAWS 63-67) and in any manner permitted by the
   Companies Act:

   6.1   divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

   6.2   consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

   6.3   sub-divide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

   6.4   make provision for the issue and allotment of shares which do not carry any voting rights;

   6.5   cancel shares which, at the date of the passing of the Resolution in that behalf, have not

                                        7

         been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

   6.6   change the currency denomination of its share capital.

         Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and, in the case where a distribution to the
         Names' Trust would result in individual Names having a fractional beneficial interest, to the Names' Trust in order to adjust the rights of all parties, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

7.    The Board may, without the sanction of a Resolution, authorise the purchase by the Company of its own shares, of any class or series, at any price (whether at par or above or below par), and any shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies
      Act and any other applicable laws. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Act.

                                     SHARES

8.    Subject to the restrictions, if any, that are provided for in these
      Bye-Laws from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company on such terms and conditions as it may determine. Further, the Board may create and issue shares of any existing class or series of shares. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to Section 43 of the Companies
      Act, securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issue of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

9.    The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

10.   Except as ordered by a court of competent jurisdiction or as required by applicable law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

11.   The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-Law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Companies Act.

12.   Notwithstanding BYE-LAW 8, the Board may not grant options, warrants or other rights to acquire shares to directors, officers or employees of the
      Company at an exercise price less than the fair market value of any such shares on the date of grant, or an average over a several-day period around the date of grant.

                                        8

                             MODIFICATION OF RIGHTS

13.   Subject to the Companies Act, all or any of the special rights for the time being attached to any class or series of shares for the time being issued may from time to time (whether or not the Company is being wound
      up) be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the voting power of the issued shares of that class or series (taking into account the provisions of BYE-LAWS 63-67) or with the sanction of a Resolution passed by the holders of not less than seventy-five percent (75%) of the voting power of the outstanding shares in issue at a separate general meeting (taking into account the provisions by BYE-LAWS 63-67). In respect of any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class or series, that every holder of shares of the relevant class or series shall be entitled on a poll to one vote for every such share held by him (subject to modification to take into account the provisions of BYE-LAWS 63-67) and that any holder of shares of the relevant class or series present in person or by proxy may demand a poll.

14.   For the purpose of this Bye-Law, unless otherwise expressly provided by the rights attaching to or the terms of issue of such shares or class or series of shares, such rights or terms, as the case may be, shall not be deemed altered by:

      14.1  the creation or issue of further shares ranking pari passu therewith;

      14.2  the creation or issue for full value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them; or

      14.3  the purchase or redemption by the Company of any of its own shares.

                                  CERTIFICATES

15.   The preparation, issue and delivery of certificates shall be governed by the Companies Act. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

16.   If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

17.   All certificates for share or loan capital or other securities of the
      Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be in such form as the Board may determine and issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons and may determine that a representation of the Seal may be printed on any such certificates. If any person holding an office in the
      Company who has signed, or whose facsimile signature has been used on any certificate, ceases for any reason to hold his office, such certificate may nevertheless be issued as though that person had not ceased to hold such office.

18.   Nothing in these Bye-Laws shall prevent title to any securities of the
      Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Act, and (i) the Board shall have power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations and (ii) any such transfer shall be subject to the applicable provisions of BYE-LAW 22.

                                        9

                            REGISTER OF SHAREHOLDERS

19.   The Register shall be kept at the Registered Office or at such other place in Bermuda as the Board may from time to time direct, in the manner prescribed by the Companies Act. Subject to the provisions of the
      Companies Act, the Company may keep one or more branch registers in any place, and the Board may make, amend and revoke any resolutions as it may think fit respecting the keeping of such registers.

20.   The Register or any branch register may be closed at such times and for such period as the Board may from time to time decide, subject to the
      Companies Act and any other applicable law. Except during such time as it is closed, the Register and each branch register shall be open to inspection in the manner prescribed by the Companies Act between 10:00
      a.m. and 12:00 noon (or between such times as the Board from time to time determines) on every Business Day. Unless the Board so determines, no
      Shareholder or intending Shareholder shall be entitled to have entered in the Register or any branch register any indication of any trust or any equitable, contingent, future or partial interest in any share or fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of
      BYE-LAW 10.

                       REGISTER OF DIRECTORS AND OFFICERS

21.   The Secretary shall establish and maintain a register of the Directors and
      Officers of the Company as required by the Companies Act. The register of
      Directors and Officers shall be open to inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every
      Business Day.

                               TRANSFER OF SHARES

22.   Subject to the Companies Act and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of its shares by an instrument of transfer in the usual common form or by any other method permissible under applicable law, in either case as may be approved by the Board. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

23.   The instrument of transfer of legal title in a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

      23.1  the instrument of transfer is duly stamped and lodged with the
            Company, at such place as the Board shall appoint for the purpose, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

      23.2  the instrument of transfer is in respect of only one class or series of shares;

      23.3  the instrument of transfer does not result in joint holders of the shares to be transferred; and

      23.4  it is satisfied that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in
            Bermuda or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained.

            Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law and BYE-LAWS 22 AND 25.

                                       10

24.   The Board may decline to approve or register any transfer of shares to the extent that the Board determines, in its sole discretion, after taking into account, among other things, the limitation on voting rights contained in these Bye-Laws, that any non-de minimis adverse tax, regulatory or legal consequences to the Company, any subsidiary of the
      Company, or any other Shareholder or its Affiliates would result from such transfer (including, without limitation, if such consequence arises as a result of any U.S. person becoming a 9.5% U.S. Shareholder (as defined in BYE-LAW 66), provided, however, that (i) such determination shall only be made after giving effect to BYE-LAWS 63-67, (ii) prior to declining to approve or register such transfer, the Board shall first have consulted with the relevant Shareholder and explored alternatives to avoid such consequences and (iii) the power of the Board to decline to approve or register such transfer shall be applied only to the extent, and for such number of shares, as is necessary to avoid such non-de minimis adverse tax, regulatory or legal consequences. The Board shall have the authority to request from any Shareholder, and each such
      Shareholder shall provide such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

25.   If the Board declines to register a transfer it shall, within one (1)
      month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

26.   No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the
      Register relating to any share (except that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on it in connection with such transfer or entry).

                             TRANSMISSION OF SHARES

27.   In the case of the death of an individual Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law. For greater certainty, where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the
      Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

28.   Any person becoming entitled to a share in consequence of the death of a
      Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of such
      Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

29.   A person becoming entitled to a share in consequence of the death of an individual Shareholder or otherwise by operation of applicable law shall
      (upon such evidence being produced as may

                                       11

      from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

30.   Subject to any directions of the Board from time to time in force, the
      Secretary may exercise the powers and discretions of the Board under
      BYE-LAWS 27-29.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

31.   The Board shall convene and the Company shall hold general meetings as
      Annual General Meetings in accordance with the requirements of the
      Companies Act at such times and places as the Board shall appoint.

32.   The Board may, whenever it thinks fit, and shall, when required by the provisions of Companies Act, convene general meetings other than Annual
      General Meetings which shall be called Special General Meetings.

33.   33.1  Except in the case of the removal of auditors or Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or any class or series thereof or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Act) by its representative on behalf of such Shareholder, being all of the Shareholders or any class or series thereof who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the
            Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.

      33.2  For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a Resolution is, in relation to a
            Resolution in writing made in accordance with this Bye-Law, a reference to such date.

      33.3  A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class or series of
            Shareholders, as the case may be. A Resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Act and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS

34.   An Annual General Meeting shall be called by not less than twenty-one
      (21) days notice in writing and a Special General Meeting shall be called by not less than twenty-one (21) days notice in writing. The notice period shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and the notice shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by BYE-LAWS 142-143 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

35.   Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

                                       12

      35.1  in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

      35.2  in the case of any other meeting, by a majority in number of the
            Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent
            (95%) in nominal value of the shares giving that right.

36.   A Shareholder present, either in person or by proxy, at any meeting of the
      Company or of the holders of any class or series of shares present in person or by proxy shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

37.   Subject to the Companies Act, the Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with BYE-LAW
      142 upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with BYE-LAW 34.

38.   The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

39.   No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, one or more
      Shareholders holding at least fifty percent (50%) of the voting power of the Ordinary Shares (taking into account the provisions of BYE-LAWS
      63-67) in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

40.   If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present in person or by proxy, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting two Shareholders present in person or by proxy and holding at least ten percent (10%) in aggregate of the voting power of shares entitled to vote at such meeting (taking into account the provisions of
      BYE-LAWS 63-67) shall be a quorum. The Company shall give not less than twenty-one (21) days notice of any meeting adjourned through want of a quorum and such notice shall state that two Shareholders present in person or by proxy and holding at least ten percent (10%) of the voting power of shares entitled to vote at such meeting (taking into account the provisions of BYE-LAWS 63-67) shall be a quorum.

41.   In accordance with section 71(5) of the Companies Act, a general meeting may be held with only one (1) individual present provided that the requirement for a quorum is satisfied.

42.   A meeting of the Shareholders or any class or series thereof may be held by means of such telephone, electronic or other communication facilities
      (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

43.   43.1  Subject to the Companies Act, a Resolution may only be put to a vote at a general meeting of the Company or of any class or series of Shareholders if:

            43.1.1 it is proposed by or at the direction of the Board; or

            43.1.2 it is proposed at the direction of a court of competent jurisdiction; or

            43.1.3 it is proposed on the requisition in writing of such number of Shareholders as is prescribed by, and is made in
                   accordance with, the relevant provisions of the Companies
                   Act; or

                                       13

            43.1.4 the chairman of the meeting in his absolute discretion decides that the Resolution may properly be regarded as
                   within the scope of the meeting; or

            43.1.5 the Resolution concerns a matter described in BYE-LAW 84.

      43.2  No amendment may be made to a Resolution, at or before the time when it is put to a vote, unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended
            Resolution may properly be put to a vote at that meeting.

      43.3  If the chairman of the meeting rules a Resolution or an amendment to a Resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the Resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a Resolution or an amendment to a Resolution shall be final and conclusive.

44.   Each Director, and upon giving the notice referred to in BYE-LAW 34 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

45.   The Chairman (if any) of the Board or, in his absence, the President shall preside as chairman at every general meeting. If there is no such
      Chairman or President, or if at any meeting neither the Chairman nor the
      President is present within five minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act.
      If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

46.   The chairman of the meeting may, with the consent by Resolution of the persons present at any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Subject to the Companies
      Act, in addition to any other power of adjournment conferred by law, the chairman of the meeting may at any time without consent of the persons present at the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed (prior to or at the meeting) by the
      Board. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                            U.S. PERIODIC REPORTING

47.   For so long as the Company is required to maintain the registration of any of its shares under Section 12 of the Securities Exchange Act of 1934
      (the "EXCHANGE ACT"), the Company shall file with the U.S. Securities and
      Exchange Commission all annual reports on Form 10-K, quarterly reports on
      Form 10-Q and current reports with respect to specified events on Form
      8-K (as would be required of a United States domestic private issuer subject to those particular informational requirements of the Exchange
      Act). The audited financial information contained in such annual reports and unaudited quarterly financial information contained in such quarterly reports will be prepared in accordance with United States generally accepted accounting principles.

                                     VOTING

48.   Except as otherwise required by the Companies Act and these Bye-Laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of BYE-LAWS 63-67) and in the case of an equality of voting power of votes

                                       14

      cast, the Resolution shall fail. Any amendment to this BYE-LAW 48 shall be approved by the affirmative vote of at least a majority of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of BYE-LAWS 63-67).

49.   Notwithstanding the provisions of BYE-LAWS 48 AND 50, the following actions shall be approved by the affirmative vote of at least seventy-five percent (75%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of
      BYE-LAWS 63-67): any amendment to BYE-LAWS 13 (FIRST SENTENCE), 24, 63,
      64, 65, 66, 67, 76, 84 OR 85; provided, however, that in the case of any amendments to BYE-LAWS 24, 63, 64, 65, 66, 67 OR 76, such amendment shall only be subject to this BYE-LAW 49 if the Board determines, in its sole discretion, that such amendment could adversely affect any Shareholder in any non-de minimis respect. Any amendment to this BYE-LAW 49 shall be approved by the affirmative vote of at least seventy-five percent (75%)
      of the voting power of shares entitled to vote at a meeting of
      Shareholders (taking into account the provisions of BYE-LAWS 63-67).

50.   Notwithstanding the provisions of BYE-LAWS 48-49 (in addition to any approval requirements set out in the Companies Act), the following actions shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of BYE-LAWS 63-67):
      (i) a merger or amalgamation with, or a sale, lease or transfer of all or substantially all of the assets of the Company to, a third party, where any Shareholder does not have the same right to receive the same consideration as all other Shareholders in such transaction; or (ii)
      discontinuance of the Company out of Bermuda to another jurisdiction. Any amendment to this BYE-LAW 50 shall be approved by the affirmative vote of at least sixty-six percent (66%) of the voting power of shares entitled to vote at a meeting of Shareholders (taking into account the provisions of BYE-LAWS 63-67).

51.   At any general meeting, a Resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

      51.1  the chairman of the meeting; or

      51.2  at least three (3) Shareholders present in person or represented by proxy; or

      51.3  any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth of the total voting power of shares entitled to vote at such meeting (taking into account the provisions of BYE-LAWS 63-67); or

      51.4  a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right.

52.   The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before a poll was made. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a Resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the
      Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such Resolution.

53.   If a poll is duly demanded, the result of the poll shall be deemed to be the Resolution of the meeting at which the poll is demanded.

54.   A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time later in the meeting as the chairman shall direct and the chairman may

                                       15

      appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. It shall not be necessary
      (unless the chairman otherwise directs) for notice to be given of a poll.

55.   The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

56.   On a poll, votes may be cast either personally or by proxy.

57.   A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

58.   In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the Resolution shall fail.

59.   In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the
      Register in respect of the joint holding.

60.   A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

61.   No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.   If:

      62.1  any objection shall be raised to the qualification of any voter;
            or,

      62.2  any votes have been counted which ought not to have been counted or which might have been rejected; or,

      62.3  any votes are not counted which ought to have been counted,

            the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any Resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any Resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

                           ADJUSTMENT OF VOTING POWER

63.   The voting power of all shares is hereby adjusted (and shall be automatically adjusted in the future) to the extent necessary so that there is no 9.5% U.S. Shareholder. The Board shall implement the foregoing in the manner provided herein.

64.   The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain, including those specified in BYE-LAW 68, through communications with Shareholders or otherwise, whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.5% U.S. Shareholder.

                                       16

65.   In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a Shareholder and treated as Controlled
      Shares of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5%
      U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one Shareholder are treated as Controlled Shares of such Tentative
      9.5% U.S. Shareholder, the reduction in votes shall apply to such
      Shareholders in descending order according to their respective
      Attribution Percentages, provided that, in the event of a tie, the reduction shall apply first to the Shareholder whose shares are
      Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the
      Tentative 9.5% U.S. Shareholder's economic interest in (as opposed to voting control with respect to) such shares. The votes of Shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S.
      Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such Shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder, and provided, further, that (x) no portion of such increase shall apply to the shares held by any Wellington Entity or the Names Trust, and (y) such increase shall be limited in the case of 3i, Phoenix and Montpelier Re so that no such increase would cause the voting power of 3i, Phoenix or
      Montpelier Re to increase to 10% or more except, in the case of either
      (x) or (y), where the failure to apply such increase to the shares of any such Shareholders would result in any person becoming a 9.5% U.S.
      Shareholder. The adjustments of voting power described in this Bye-Law shall apply repeatedly until there is no 9.5% U.S. Shareholder. The Board may deviate from any of the principles described in this Bye-Law and determine that shares held by a Shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any
      9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to the Company, any subsidiary of the Company, or any other
      Shareholder or its Affiliates. For the avoidance of doubt, in applying the provisions of BYE-LAWS 63-75, a share may carry a fraction of a vote.

66.   In these Bye-Laws:

            (i)        "CONTROLLED SHARES" in reference to any person means all
                       shares of the Company directly, indirectly or
                       constructively owned by such person as determined
                       pursuant to Sections 957 and 958 of the Code.

            (ii)       "9.5% U.S. SHAREHOLDER" means a "United States person"
                       as defined in the Code (a "U.S. PERSON") whose
                       Controlled Shares constitute nine and one-half percent
                       (9.5%) or more of the voting power of all shares of the
                       Company and who would be generally required to recognize
                       income with respect to the Company under Section
                       951(a)(1) of the Code, if the Company were a controlled
                       foreign corporation as defined in Section 957 of the
                       Code and if the ownership threshold under Section 951(b)
                       of the Code were 9.5%.

            (iii)      "TENTATIVE 9.5% U.S. SHAREHOLDER" means a U.S. person
                       that, but for adjustments to the voting rights of shares
                       pursuant to BYE-LAWS 63-67, would be a 9.5% U.S.
                       Shareholder.

            (iv)       "ATTRIBUTION PERCENTAGE" shall mean, with respect to a
                       Shareholder and a Tentative 9.5% U.S. Shareholder, the
                       percentage of the Shareholders' shares that are treated
                       as Controlled Shares of such Tentative 9.5% U.S.
                       Shareholder.

                        OTHER ADJUSTMENTS OF VOTING POWER

67.   In addition to the provisions of BYE-LAWS 63-66, any shares shall not carry any right to vote to the extent that the Board unanimously determines, in its sole discretion, that it is necessary that such shares should not carry the right to vote in order to avoid material adverse tax, legal or regulatory consequences to the Company or any of its subsidiaries or any other Shareholder or its Affiliates, provided that
      (i) no adjustment pursuant to this sentence shall be made if it would cause any person to become a 9.5% U.S. Shareholder or the Company to become a United Kingdom

                                       17

      controlled foreign corporation and (ii) prior to making such determination, the Board shall first have consulted with the relevant
      Shareholder and explored alternatives to avoid such consequences.

                          NOTIFICATION OF VOTING POWER

68.   Prior to any date on which Shareholders shall vote on any matter, the
      Board shall (i) if it considers it necessary or appropriate (x) retain the services of an internationally recognised accounting firm or organisation with comparable professional capabilities in order to assist the Company in applying the principles of BYE-LAWS 63 THROUGH 75 and (y)
      obtain from such firm or organisation a statement setting forth the information obtained, procedures followed and determinations made with respect to BYE-LAWS 63 THROUGH 75, and (ii) notify each Shareholder of the voting power conferred by its shares determined in accordance with
      BYE-LAWS 63 THROUGH 75.

                 REQUIREMENT TO PROVIDE INFORMATION AND NOTICE

69.   The Company shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the
      Company may reasonably request for the purpose of determining whether any holder's voting rights are to be adjusted pursuant to these Bye-Laws. If a Shareholder fails to respond to a request for information from the
      Company pursuant to this Bye-Law, or submits incomplete or inaccurate information in response to such a request, the Company may in its reasonable discretion (after considering the circumstances described in any response to the request by the Shareholder and providing such
      Shareholder with a cure period of such length, if any, as the Company in its reasonable discretion shall determine to be reasonable under the circumstances) determine that such Shareholder's shares shall carry no or reduced, as the case may be, voting rights until otherwise determined by the Company in its reasonable discretion.

70.   Any holder of shares shall give notice to the Company within ten days following the date that such holder acquires actual knowledge that it is, or caused another person to become, a Tentative 9.5% U.S. Shareholder.

71.   Notwithstanding the foregoing, no Shareholder shall be liable to any other
      Shareholder or the Company for any losses or damages resulting from such
      Shareholder's failure to respond to, or submission of incomplete or inaccurate information in response to, a request under BYE-LAW 69 or from such Shareholder's failure to give notice under BYE-LAW 70.

72.   Any information provided by a Shareholder to the Company pursuant to this
      Bye-Law, or other information provided pursuant to this Bye-Law or for purposes of making the analysis required by, for purposes of implementing, BYE-LAWS 24 AND 63 THROUGH 75, shall be deemed confidential information (the "CONFIDENTIAL INFORMATION") and shall be used by the
      Company solely for the purposes contemplated by those Bye-Laws (except as may be required otherwise by applicable law or regulation). The Company shall hold such Confidential Information that it receives in strict confidence and shall not disclose any Confidential Information that it receives, except (i) to the United States Internal Revenue Service (the
      "SERVICE") if and to the extent the Confidential Information is required by the Service, (ii) to any outside legal counsel or accounting firm engaged by the Company to make determinations regarding the relevant
      Bye-Laws, or (iii) as otherwise required by applicable law or regulation.

73.   The Company shall take all measures practicable to ensure the continued
      confidentiality of the Confidential Information and shall grant the persons referred to in BYE-LAW 72(II) above access to the Confidential
      Information only to the extent necessary to allow them to assist the
      Company in any analysis required by, or for purposes of implementing,
      BYE-LAWS 24 AND 63 THROUGH 75 or to determine whether the Company would realise any income that would be included in the income of any
      Shareholder (or any interest holder, whether direct or indirect, of any
      Shareholder) by operation of Section 953(c) of the Code. Prior to granting access to the Confidential Information to such persons or to any officer or employee as set forth below, the Company shall

                                       18

      inform them of its confidential nature and of the provisions of this
      Bye-Law and shall require them to abide by all the provisions hereof. The
      Company shall not disclose the Confidential Information to any Director, except following compliance with BYE-LAW 74 to the extent required under applicable law or regulation. For the avoidance of doubt, the Company shall be permitted to disclose to the Shareholders and others the relative voting percentages of the Shareholders after application by BYE-LAWS
      63-67. At the written request of a Shareholder, the Confidential
      Information of such Shareholder shall be destroyed or returned to such
      Shareholder after the later to occur of (i) such Shareholder no longer being a Shareholder or (ii) the expiration of the applicable statute of limitations with respect to any Confidential Information for purposes of engaging in any tax related analysis.

74.   The Company (i) shall notify a Shareholder immediately of the existence, terms and circumstances surrounding any request made to the Company to disclose any Confidential Information provided by or with respect to such
      Shareholder and, prior to such disclosure, shall permit such Shareholder a reasonable period of time to seek a protective order or other appropriate remedy and/or waive compliance with the provisions of BYE-LAW
      73, and (ii) may, in the absence of a protective order, make such disclosure without liability hereunder, provided that the Company shall furnish only that portion of the Confidential Information which is legally required, shall give such Shareholder notice of the information to be disclosed as far in advance of its disclosure as practicable and, upon the request of such Shareholder and at its expense, shall use best efforts to ensure that confidential treatment will be accorded all such disclosed information.

75.   The Company and the Board may rely exclusively on the analysis, deliberation, reports and other communications of the persons specified in (ii) of BYE-LAW 72 above with respect to the collection, disclosure or use of the Confidential Information, including, but not limited to implementing BYE-LAWS 24, 84 OR 85 or determining whether the Company would realize any income that would be included in the income of any
      Shareholder (or any interest holder, whether direct or indirect, of any
      Shareholder) by operation of Section 953(c) of the Code.

                               PURCHASE OF SHARES

76.   If the Board unanimously determines that share ownership by any person may result in material adverse tax consequences to the Company, any subsidiary of the Company, or any other holder of shares or its
      Affiliates (including if such consequence arises as a result of any such
      U.S. person owning Controlled Shares of 9.5% or more of the value of the
      Company or the voting shares of the Company (provided that this Bye-Law shall only apply after the application of the provisions of BYE-LAWS 63
      THROUGH 75), the Company will have the option but not the obligation to purchase or assign to a third party the right to purchase the minimum number of shares held by such person solely to the extent, and for the number of shares, that it is necessary to eliminate such material adverse tax consequence at a price determined in the good faith discretion of the
      Board to represent such shares' fair market value; provided that (i) if the shares are not traded on a securities exchange in or outside the
      United States, the fair market value per share shall be determined by the
      Board without a minority discount but with an appropriate liquidity discount, such value and liquidity discount, if any, as determined by the
      Board, or (ii) if the shares are traded on a securities exchange in or outside the United States, the fair market value per share shall be determined by the Board based on the average of the last sales price per share or if there is none, the average of the bid and asked price per share, without a minority discount or a liquidity discount, in each case for the eight business days prior to the repurchase date. If a
      Shareholder disagrees with the price so determined by the Board, the fair market value per share and the liquidity discount, if any, will be determined by an independent firm of internationally recognised chartered accountants acting as experts and not arbiters ("EXPERT") and retained jointly by the Company and the Shareholder at the expense of the Company and if they cannot agree within 10 days of such disagreement such Expert shall be appointed by the president for the time being of the Institute of Chartered Accountants.

                                       19

                      PROXIES AND CORPORATE REPRESENTATIVES

77.   A Shareholder may appoint one or more persons as his proxy, with or without the power of substitution, to represent him and vote on his behalf in respect of all or some of his shares at any general meeting
      (including an adjourned meeting). A proxy need not be a Shareholder. The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

78.   A Shareholder which is a corporation may, by written authorisation, appoint any person (or two or more persons in the alternative) as its representative to represent it and vote on its behalf at any general meeting (including an adjourned meeting) and such a corporate representative may exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder and the Shareholder shall for the purposes of these Bye-Laws be deemed to be present in person at any such meeting if a person so authorised is present at it. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation that is a Shareholder.

79.   Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the
      Company, in accordance with the manner provided for in BYE-LAW 142 at the
      Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation.
      For purposes of service on the Company pursuant to this Bye-Law, the provisions of BYE-LAW 142 as to service on Shareholders shall mutatis mutandis apply to service on the Company. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or Resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting of the Company or adjournment thereof at which the Shareholder is present or in respect to which the
      Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the
      Board determines that it has received the requested evidence or other evidence satisfactory to it.

80.   Subject to BYE-LAWS 78 AND 79, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written Resolution, in any document sent therewith) by such date and time specified in the notice prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written
      Resolution, prior to the effective date of the written Resolution and in default the instrument of proxy or authorisation shall not be treated as valid.

81.   Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written Resolution forms of instruments of proxy or authorisation for use at that meeting or in connection with that written Resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a written Resolution or amendment of a Resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates. If the terms of the appointment of a proxy include a power of substitution, any

                                       20

      proxy appointed by substitution under such power shall be deemed to be the proxy of the Shareholder who conferred such power. All the provisions of these Bye-Laws relating to the execution and delivery of an instrument or other form of communication appointing or evidencing the appointment of a proxy shall apply, mutates mutandis, to the instrument or other form of communication effecting or evidencing such an appointment by substitution.

82.   A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written Resolution at which the instrument of proxy or authorisation is used.

83.   Subject to the Companies Act, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any
      Shareholder at general meetings or to sign written Resolutions.

                              CERTAIN SUBSIDIARIES

84.   Voting of Subsidiary Shares

      Notwithstanding any other provision of these Bye-Laws to the contrary, if the Company is required or entitled to vote at a general meeting of any subsidiary of the Company organized under the laws of a jurisdiction outside the United States of America (each, a "Non-U.S. Subsidiary"), the
      Directors shall refer the subject matter of the vote to the Shareholders of the Company on a poll (subject to BYE-LAWS 48-75) and seek authority from the Shareholders in a general meeting of the Company for the
      Company's corporate representative or proxy to vote in favor of the resolution proposed by the Non-U.S. Subsidiary. The Directors shall cause the Company's corporate representative or proxy to vote the Company's shares in the Non-U.S. Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company's corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by the Non-U.S. Subsidiary.

85.   Bye-Laws or Articles of Association of Certain Subsidiaries

      The Board shall ensure (subject to the laws of the relevant jurisdiction)
      that the bye-laws, articles of association or other constitutive documents of each Non-U.S. Subsidiary (for the purpose of this Bye-Law 85, a
      "Relevant Subsidiary") contain provisions substantially similar to
      BYE-LAWS 84-85 herein (provided that the bye-laws, articles of association or other constitutive documents of such Relevant Subsidiary need not necessarily include provisions substantially similar to BYE-LAWS 48-75 herein) requiring all shares held by such Relevant Subsidiary in any other
      Non-U.S. Subsidiary to be voted in the appropriate proportions to the votes received from the shareholders of such Relevant Subsidiary at its general meeting for or against the resolution instructing such Relevant
      Subsidiary.

                              ELECTION OF DIRECTORS

86.   The Board shall consist of not less than six (6) and not more than fifteen
      (15) Directors (as determined by resolution of the Board of Directors) or such number as the Shareholders may from time to time determine. The Board of Directors shall initially consist of eleven (11) Directors.

                                       21

87.   The Directors shall be divided by the Board into three classes, designated Class I, Class II and Class III. The terms of the initial
      Directors shall be as follows (i) Directors initially designated as Class
      I Directors shall serve for an initial term ending on the date of the third annual general meeting of Shareholders following the Investment
      Date, (ii) Directors initially designated as Class II Directors shall serve for an initial term ending on the fourth annual general meeting following the Investment Date, and (iii) Directors initially designated as Class III Directors shall serve for an initial term ending on the fifth annual general meeting following the Investment Date. After the expiration of the respective terms of the initial Directors as set forth above, Directors of each class shall be elected by the Shareholders and shall serve a term ending on the date of the third annual general meeting of Shareholders next following the annual general meeting at which such
      Director was elected. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until such Director is removed from office pursuant to BYE-LAW 89 or such office is otherwise vacated. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of
      Directors in each class. In no event will a decrease in the number of
      Directors shorten the term of any incumbent Director.

                                OBSERVERS' RIGHTS

88.   The Board may grant, in its discretion and to Shareholders who so request, the right to designate persons to attend meetings of the Board or committees appointed by the Board, in each case as non-voting observers. Any such observers shall be reasonably acceptable to the
      Board. The Board may establish such procedures and requirements as it deems appropriate in connection the observers' rights set forth in this
      BYE-LAW 88 and may require observers to comply with any such procedures or requirements as a condition to attending any meetings of the Board or committees appointed by the Board. The Board may authorize the Company to reimburse the reasonable travel or other expenses incurred by any such observer. Such grant of observers' rights by the Board may be revoked by the Board, subject to any relevant contract in which the Company has agreed to grant observer rights. No breach of any observer's rights shall invalidate any proceeding or resolution of the Board.

                              REMOVAL OF DIRECTORS

89.   The Shareholders may, at any general meeting convened and held in accordance with these Bye-Laws, remove a Director only for Cause by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the
      Company (taking into account the provisions of BYE-LAWS 63-67); provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

90.   A vacancy on the Board created by the removal of a Director under the provisions of BYE-LAW 89 may be filled by the Shareholders at the meeting at which such Director is removed or, in the absence of such election or appointment, the Board may fill the vacancy in accordance with the provisions of BYE-LAW 91. A Director so elected or appointed by the
      Shareholders or, in absence thereof, the Board pursuant to this BYE-LAW
      90 shall hold office until the next annual general meeting or until such
      Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

                             VACANCIES ON THE BOARD

91.   The Board shall have the power from time to time and at any time, by the affirmative vote of at least a majority of the Directors then in office, to appoint any person as a Director to fill a vacancy

                                       22

      on the Board. A Director so appointed shall hold office until the next annual general meeting or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor. At such next annual general meeting, following a vacancy filled by the Board, the Shareholders shall elect a Director to fill such vacancy to serve the remaining term, if any, of such predecessor.

92.   The office of a Director shall be vacated upon the happening of any of the following events:

      92.1  if he resigns his office by notice in writing delivered to the
            Registered Office or tendered at a meeting of the Board;

      92.2  if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

      92.3  if he becomes bankrupt under the laws of any country or compounds with his creditors;

      92.4  if he is prohibited by law from being a Director;

      92.5  if he ceases to be a Director by virtue of the Companies Act or is removed from office pursuant to these Bye-Laws.

                               ALTERNATE DIRECTORS

93.   A Director (other than an Alternate Director) may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate
      Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant
      Director ceases to be a Director. An Alternate Director may also be a
      Director in his own right and may act as alternate to more than one
      Director.

94.   An Alternate Director shall cease to be an Alternate Director:

      94.1  if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an Alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment;

      94.2  on the happening of any event which, if he were a Director, would cause him to vacate his office as Director;

      94.3  if he is removed from office pursuant to BYE-LAW 93; or

      94.4  if he resigns his office by notice to the Company.

95.   An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

96.   Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director.

97.   Every person acting as an Alternate Director shall have one vote for each
      Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall,

                                       23

      unless the terms of his appointment provide to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                            REMUNERATION OF DIRECTORS

98.   The remuneration (if any) of the Directors shall be determined by the
      Board and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

                              DIRECTORS' INTERESTS

99.   Contracts and Disclosure of Directors' Interests

      99.1  Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director, provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

      99.2  A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Companies Act.

      99.3  Following a declaration being made pursuant to this Bye-Law, and unless disqualified by a majority of the disinterested Directors present at the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

                         POWERS AND DUTIES OF THE BOARD

100.  Subject to the provisions of the Companies Act and these Bye-Laws the
      Board shall manage and control all of the business of the Company in
      Bermuda and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no direction given by the Company by Resolution, if any, shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the
      Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board, provided all meetings of the Board are held in
      Bermuda.

101.  The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

102.  All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

103.  The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or Affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or Affiliate, and to any member of his family or any person who is or

                                       24

      was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

104.  The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the
      Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

                        DELEGATION OF THE BOARD'S POWERS

105.  The Board may by proxy or power of attorney appoint any company, firm or person or any fluctuating body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such proxy or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such proxy/attorney and of such proxy/attorney as the Board may think fit, and may also authorise any such proxy/attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised under the Seal, execute any deed or instrument under the personal seal of such proxy or attorney, with the same effect as the affixation of the Seal.

106.  The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of BYE-LAW 105, other individual any of the powers exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

107.  The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

                            PROCEEDINGS OF THE BOARD

108.  The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

109.  Notice of a meeting of the Board shall be deemed to be duly given to a
      Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, facsimile, email or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose and the provisions of BYE-LAW 142 shall apply to any notice so given as to the deemed date of service of such notice. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

                                       25

110.  The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be a majority of Directors in office from time to time and in no event shall be less than two Directors. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

111.  The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

112.  So long as a quorum of Directors remains in office, the continuing
      Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

113.  The Chairman (or President) or, in his absence, the Deputy Chairman (or
      Vice-President), shall preside as chairman at every meeting of the Board.
      If at any meeting the Chairman or Deputy Chairman (or the President or
      Vice-President) is not present within five minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

114.  The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

115.  A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate
      Director, as provided for in BYE-LAW 93) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

116.  A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities
      (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

117.  All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the
      Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

118.  If a question arises at a meeting of the Board or a committee of the Board as to the entitlement of a Director (including the chairman) to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be determined by a resolution of the Board (on which such
      Director shall not vote) and such resolution shall be final and conclusive except in a case where the nature or extent of the interests of the
      Director concerned have not been fairly disclosed.

                                       26

                                    OFFICERS

119.  The Officers of the Company must include either a President and a
      Vice-President, or a Chairman and a Deputy Chairman who must be Directors and shall be elected by the Board as soon as possible after the statutory meeting and shall serve for such term as the Board may determine, or in the absence of such determination until the termination of the next Annual
      General Meeting following their appointment. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the
      Companies Act or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                                     MINUTES

120.  The Board shall cause minutes to be made and books kept for the purpose of recording:

      120.1 all appointments of Officers made by the Board;

      120.2 the names of the Directors and other persons (if any) present at each meeting of the Board;

      120.3 all proceedings at meetings of the Company, of the holders of any class or series of shares in the Company and of the Board; and

      120.4 all proceedings of its managers (if any).

            Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in BYE-LAW 140 and the minute books relating to meetings of the
            Shareholders of the Company. Such minute books shall be maintained in Bermuda.

                      SECRETARY AND RESIDENT REPRESENTATIVE

121.  The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident
      Representative shall be those prescribed by the Companies Act together with such other duties as shall from time to time be prescribed by the
      Board.

122.  A provision of the Companies Act or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as
      Director and as, or in the place of, the Secretary.

                                    THE SEAL

123.  The Seal shall consist of a circular metal device with the name of the
      Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of registration in Bermuda type written across the centre thereof.

                                       27

124.  The Board may authorise the production of one or more duplicate seals.

125.  The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the
      Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary, or by one of the Directors or by any
      one person whether or not a Director or Officer, who has been authorised either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication

                          DIVIDENDS AND OTHER PAYMENTS

126.  The Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the
      Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to BYE-LAW 134, in paying up in full shares in the
      Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

127.  Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

      127.1 all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

      127.2 dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

128.  The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

129.  No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

130.  Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the
      Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

131.  Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

                                       28

132.  Subject to approval by a Resolution, the Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

                                    RESERVES

133.  The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALISATION OF PROFITS

134.  The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class or series of
      Shareholders or holders of any options over shares who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same shall not be paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such
      Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and provided further that any sum standing to the credit of a share premium account may only be applied in crediting as fully paid shares of the same class or series as that from which the relevant share premium was derived.

135.  Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholder and, in the case where a distribution to the Names'
      Trust would result in individual Names having a fractional beneficial interest, to the Names' Trust in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

136.  Notwithstanding any other provisions of these Bye-Laws, the Company may
      (by resolution of the Board) fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of general meetings.
      Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

                                       29

137.  In relation to any general meeting of the Company or of any class or series of Shareholder or to any adjourned meeting or any poll taken at a meeting or adjourned meeting of which notice is given, the Board may specify in the notice of meeting or adjourned meeting or in any document sent to Shareholders by or on behalf of the Board in relation to the meeting, a time and date (a "record date") prior to the date fixed for the meeting (the "meeting date") and, notwithstanding any provision in these
      Bye-Laws to the contrary, in such case:

      137.1 each person entered in the Register at the record date as a
            Shareholder, or a Shareholder of the relevant class or series (a
            "record date holder") shall be entitled to attend and to vote at the relevant meeting and to exercise all of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series (in each case subject to BYE-LAWS 63-67) in relation to that meeting in respect of the shares, or the shares of the relevant class or series, registered in his name at the record date;

      137.2 as regards any shares, or shares of the relevant class or series, which are registered in the name of a record date holder at the record date but are not so registered at the meeting date ("relevant shares"), each holder of any relevant shares at the meeting date shall be deemed to have irrevocably appointed that record date holder as his proxy for the purpose of attending and voting in respect of those relevant shares at the relevant meeting (with power to appoint, or to authorise the appointment of, some other person as proxy), in such manner as the record date holder in his absolute discretion may determine; and

      137.3 accordingly, except through his proxy pursuant to BYE-LAW 137.2, a holder of relevant shares at the meeting date shall not be entitled to attend or to vote at the relevant meeting, or to exercise any of the rights or privileges of a Shareholder, or a Shareholder of the relevant class or series, in respect of the relevant shares at that meeting.

      The entry of the name of a person in the Register as a record date holder shall be sufficient evidence of his appointment as proxy in respect of any relevant shares for the purposes of this paragraph, but all the provisions of these Bye-Laws relating to the execution and deposit of an instrument appointing a proxy or any ancillary matter (including the Board's powers and discretions relevant to such matter) shall apply to any instrument appointing any person other than the record date holder as proxy in respect of any relevant shares.

                               ACCOUNTING RECORDS

138.  The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Act.

139.  The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the
      Company at the end of each three month period. No Shareholder (other than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

140.  A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

                                       30

                                      AUDIT

141.  Save and to the extent that an audit is waived in the manner permitted by the Companies Act, auditors shall be appointed and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

142.  Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder (or other person to whom notice shall or may be made hereunder) by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by sending it by courier to such registered address, or by sending it by fax to a fax number supplied by such Shareholder for the purpose of the receipt of notices or documents, or by delivering it to or leaving it at such address as appears in the Register for such Shareholder. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by personal delivery shall be deemed to have been served or delivered at the time of delivery, or if sent by post shall be deemed to have been served or delivered forty-eight (48) hours after it was put in the post, or if sent by courier, the next Business Day after sending, or, when sent by fax, at the time of confirmation of transmission on the sender's equipment, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, sent by courier or sent by fax, as the case may be.

143.  Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such
      Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

                                   WINDING UP

144.  If the Company shall be wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies Act, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes or series of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

                             INDEMNITY AND INSURANCE

145.  Subject to the proviso below, every Indemnified Person shall be indemnified and held harmless out of the assets of the Company against all actions, costs, charges, liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of the
      Company's business or in the discharge of his duties and the indemnity contained

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      in this Bye-Law shall extend to any Indemnified Person acting in any office or trust in the reasonable belief that he has been appointed or elected to such office or trust notwithstanding any defect in such appointment or election provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Act.

146.  No Indemnified Person shall be liable to the Company for the acts, defaults or omissions of any other Indemnified Person.

147.  Without limiting the generality of BYE-LAW 145, every Indemnified Person shall be indemnified out of the assets of the Company against all liabilities incurred by him by or by reason of any act done, conceived in or omitted in the conduct of the Company's business or in the discharge of his duties in defending any proceedings, whether civil or criminal, in which judgement is given in his favour, or in which he is acquitted, or in connection with any application under the Companies Act in which relief from liability is granted to him by the court.

148.  To the extent that any Indemnified Person is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

149.  Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Indemnified Person on account of any action taken by such Indemnified Person or the failure of such Indemnified
      Person to take any action in the performance of his duties with or for the
      Company provided however that such waiver shall not apply to any claims or rights of action arising out of the fraud of such Indemnified Person or to recover any gain, personal profit or advantage to which such Indemnified
      Person is not legally entitled.

150.  Subject to the Companies Act, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to BYE-LAWS 145 AND 147 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified as a result of the provisions of BYE-LAW 145 provided, that, no monies shall be paid hereunder unless payment of the same shall be authorized in the specific case upon a determination that indemnification of the Director or Officer would be proper in the circumstances because he has met the standard of conduct which would entitle him to the indemnification thereby provided and such determination shall be made:

      150.1 by the Board, by a majority vote at a meeting duly constituted by a quorum of Directors not party to the proceedings or matter with regard to which the indemnification is, or would be, claimed; or

      150.2 in the case such a meeting cannot be constituted by lack of disinterested quorum, by independent legal counsel in a written opinion; or

      150.3 by a Resolution of the Shareholders.

151.  Each Shareholder of the Company, by virtue of its acquisition and continued holding of a share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this BYE-LAW 151 are made to meet expenditures incurred for the purpose of enabling such Indemnified Person to properly perform his or her duties to the Company.

152.  Without prejudice to the provisions of BYE-LAWS 145 AND 147, the Board shall have the power to purchase and maintain insurance for or for the benefit of any Indemnified Person or any persons who are or were at any time Directors, Officers, or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company,

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      or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

153.  These BYE-LAWS 145-154 shall provide the broadest indemnity allowable at law, and to the extent any indemnification hereunder is prohibited, unenforceable or not authorized under applicable law, BYE-LAWS 145-154 shall be interpreted as broadly as possible without invalidating the remaining provisions hereof. Specifically, to the extent prohibited by
      Bermuda law, these Bye-Laws shall not result in indemnification of any person, including an Indemnified Person, to the extent he is guilty of fraud or dishonesty.

154.  No amendment or repeal of any provision of these BYE-LAWS 145-154 shall alter, to the detriment of any Indemnified Person, the rights of such
      Indemnified Person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                             ALTERATION OF BYE-LAWS

155.  These Bye-Laws may be revoked or amended by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board passed by a majority of the Directors then in office and eligible to vote on the resolution, but no revocation or amendment shall be operative unless and until it is approved at a subsequent general meeting of the
      Company by the Shareholders by Resolution passed by an affirmative vote of a majority of the voting power of votes cast at such meeting (taking into account the provisions of BYE-LAWS 63-67) or such greater majority as required by BYE-LAWS 13, 48, 49 OR 50 (as applicable).

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